Bacterin International Signs Its Second National GPO Contract for
Bacterin Biologics and Its First For Wound Drains with ROi

BELGRADE, MT, – June 13, 2011 – Bacterin International Holdings, Inc. (“Bacterin”) (NYSE Amex: BONE), a creator and developer of revolutionary bone graft material and anti-microbial coatings for medical applications, today announced a five-year agreement with ROi (Resource Optimization & Innovation), a recognized leader in health care supply chain management, to provide the OsteoSponge® product line, OsteoSelect®DBM Putty, milled and traditional allografts, and the Elutia® Coated Wound Drain to ROi’s nationwide network of hospitals and medical practices.  The group purchasing agreement became effective, after performing months of research and evaluation of the Bacterin product lines.

“ROi has developed an industry-wide reputation for innovative, technology-driven, results-oriented approaches to improving supply chain performance, and is a recent recipient of the Nationwide 2010 Search for Supply Chain Excellence Award.  The inclusion of our products in ROi’s network is indeed a validation of our technology, as ROi uniquely includes physicians, clinicians, hospital leaders and other purchasing decision-makers’ input on product portfolio selection.  As a consequence, a number of surgeons affiliated with several hospitals within the ROi network have supported our entrance into the network and have been eagerly awaiting final approval to begin using our product line,” stated Guy Cook, founder and CEO of Bacterin International.

Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108

or

Guy Cook
Chairman & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com

About Bacterin International Holdings, Inc.
Bacterin International Holdings, Inc. (“the “Company” or “Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops antimicrobial coatings based upon proprietary coating technologies. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. Headquartered in Belgrade, Montana, Bacterin operates a 42,000 square foot., state-of-the-art, fully compliant and FDA registered facility, equipped with five "Class 100" clean rooms. For further information please visit www.bacterin.com.

About ROi
ROi (Resource Optimization & Innovation) is a recognized leader in the health care supply chain management industry. Founded in 2002 as an operating division of the Sisters of Mercy Health System (Mercy), ROi provides a single-source, fully integrated supply chain solution, including group contracting, clinical and operational consulting, pharmaceutical repackaging, custom procedure tray manufacturing, print operations, and distribution and transportation management. ROi collaborates with like-minded health care providers and progressive suppliers to redefine the supply chain and develop solutions to drive greater efficiencies, reduce costs and produce sustainable change. More than 350 ROi co-workers support health care providers from a home base in St. Louis, Mo., and a 100,000-square-foot Consolidated Services Center (CSC) in Springfield, Mo. ROi was named the Council of Supply Chain Management Professionals’ Innovator of the Year for its demonstrated results in linking the supply chain with improved patient safety and was recently ranked the No. 3 Global Supply Chain Organization in Health Care in Gartner’s Top 25. For more information, visit www.roiscs.com.

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. These forward-looking statements are based on current expectations or beliefs. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the Company; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.